UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 East 33rd Street, Suite 1101 New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2014, the executive management and Board of Directors (“Board”) of usell.com, Inc. (the “Company”) effected a number of changes to its management team and Board:

•	Mr. Daniel Brauser was appointed as Executive Chairman;
•	Mr. Nikhil Raman was appointed as Chief Executive Officer (to replace Mr. Brauser); and
•	Mr. Michael Brauser resigned as Chairman of the Board and as a director.

Additionally, on November 4, 2014, Brett Cravatt resigned as a director.

Biographical Information

Mr. Raman was appointed as our Chief Operating Officer on January 27, 2012 and a director on April 24, 2012. After graduating from Harvard Business School, Mr. Raman founded and served as Manager of Ft. Knox Recycling, LLC doing business as EcoSquid. Mr. Raman also served as Chief Executive Officer of EcoSquid from its founding through its acquisition by the Company in April 2012. From 2008 until 2010, Mr. Raman attended Harvard Business School.

Since 2008, Mr. Brauser has served in many executive positions with the Company including Chief Executive Officer, President and Chief Financial Officer.

Messrs. Raman’s and Daniel Brauser’s compensation is disclosed in the Company’s Form 10-K filed on March 28, 2014 under the section titled “Executive Compensation” and such disclosure is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2014, in connection with Mr. Daniel Brauser’s appointment as Executive Chairman, the Company amended its bylaws to provide for such position, and make the duties equal to those of the Chief Executive Officer, and require the President, if any, to report to both the Executive Chairman and the Chief Executive Officer. The Bylaw Amendment is attached as exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

3.1	Bylaws Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: November 7, 2014	By:	/s/ Nikhil Raman
	Name:	Nikhil Raman
	Title:	Chief Executive Officer